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                                                                   Exhibit 10.13

                  NON-COMPETITION AND CORPORATE OPPORTUNITIES
                              ALLOCATION AGREEMENT


     THIS NON-COMPETITION AND CORPORATE OPPORTUNITIES ALLOCATION AGREEMENT (this "Agreement") is made as of the 3rd day of December 1996 between BANKAMERICA
                                                                -----------
CORPORATION, a Delaware corporation ("BAC") and BA MERCHANT SERVICES, INC., a
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Delaware corporation ("BAMSI").


                                   RECITALS

          A.  BAC.  BAC is an existing corporation duly organized and in good
              ---
standing under the laws of the State of Delaware, with its principal executive offices located in San Francisco, California.

          B.  BAMSI.  BAMSI is an existing corporation, formed under the laws of
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the State of Delaware, with its principal executive offices located in San
Francisco, California.

          C.  Corporate Approvals.  Each of the parties to this Agreement has
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obtained all necessary corporate approvals for the execution and delivery of this Agreement.

          D.  Arm's Length Relationship.  The parties to this Agreement intend
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to conduct their relationships hereunder on an arm's length basis.

          E.  BAC/BAMSI Transactions.  Bank of America National Trust and
              ----------------------
Savings Association ("BofA") and Bank of America NW, National Association ("BANW"), each a subsidiary of BAC, currently own 100% of the outstanding common stock of BAMSI. BofA and BANW have entered or will enter into certain agreements with BAMSI (1) transferring the BofA United States domestic merchant processing business and the BANW merchant processing business to BAMSI and (2) covering the contemplated transfer of the Philippine and Thailand merchant processing businesses of BofA to BAMSI upon the receipt of certain governmental approvals. BAMSI is currently considering an initial public offering of shares of its Class A common stock, $.01 par value per share.

          F.  Related Agreements.  BAMSI has entered or will enter into (1) a
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Trademark License Agreement of even date herewith between BAC and BAMSI (the
"License Agreement"), (2) a Marketing Agreement of even date herewith among BAMSI, BofA and Seafirst (the "Marketing Agreement"), (3) a Sponsorship and Processing Services Agreement of even date herewith between BAMSI and BofA (the "Sponsorship Agreement") (4) Processing Services Agreements of even date herewith between BAMSI and other subsidiary banking institutions of BAC (the "Affiliate Bank Processing Agreements"), (5) an Administrative Services Agreement of even date herewith between BofA and BAMSI (the "Administrative Services Agreement"), (6) a Registration Rights Agreement to be entered into among BAMSI, BofA and BANW (the "Registration Rights Agreement"), and (7) a Tax Allocation Agreement of even date herewith between BAC and BAMSI (the "Tax

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Agreement").  The License Agreement, the Marketing Agreement, the Sponsorship
Agreement, the Affiliate Bank Processing Agreements, the Administrative Services Agreement, the Registration Rights Agreement and the Tax Agreement are herein collectively referred to as the "Related Agreements."

          G.  Allocation of Opportunities.  In consideration of the transactions
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contemplated by the Related Agreements and to preserve and enhance the goodwill of the assets and business transferred to BAMSI, BAC is willing to enter into this Agreement

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of their mutual promises and obligations herein contained, intending to be legally bound, the parties do hereby agree as follows:


                            ARTICLE 1 - DEFINITIONS

          1.1 "Affiliate" means any person which directly or indirectly controls, is controlled by, or is under common control with, BAC. A person is regarded in control of another person if it owns, or directly or indirectly controls, at least 50% of the voting stock or other ownership interest of the other person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person by any means whatsoever; provided however that, for the purposes of this Agreement, BAMSI shall not be an Affiliate of BAC.

          1.2 "BAMSI Independent Directors" means the directors of BAMSI who are not employees of BAMSI or BAC or an Affiliate of BAC.

          1.3 "Base Business" means payment processing for merchants to the extent the payments arise from the use of credit, charge or debit cards for the purchase of goods or services and are authorized through an electronic medium originating at the point of sale.

          1.4 "Fair Market Value" means the value determined as such by an independent firm mutually selected by BAC and the BAMSI Independent Directors.


              ARTICLE 2 - COMPETITION AND CORPORATE OPPORTUNITIES

          2.1  Noncompetition by BAC or Affiliates.  In consideration of the
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transactions contemplated by the Related Agreements and to preserve and enhance the goodwill of the assets and business transferred to BAMSI, BAC agrees that for as long as the Marketing Agreement continues in effect, neither BAC nor any Affiliate will compete with BAMSI in the Base Business in the countries set forth in the next succeeding sentence of this Section 2.1, subject to the exceptions set forth in Section 2.2. BAC agrees, subject to the exceptions set forth in Section 2.2, that the geographic scope of this covenant not to compete shall be the United States and the following countries upon the transfer of BAC's Base Business in

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each such country to BAMSI: Taiwan, the Philippines, Thailand, South Korea,
India, Indonesia, Vietnam and The Peoples Republic of China (each, an "Additional Asian Country"). The parties hereto acknowledge and agree that, notwithstanding the foregoing sentence of this Section 2.1, nothing in this Agreement shall obligate BAC to (a) pursue any approvals in any Additional Asian Country on other than commercially reasonable terms not involving the payment of money, or (b) pursue, expand or develop a Base Business in any Additional Asian Country. Without limiting the generality of the foregoing sentence, each of the counties in the State of California shall be within the scope of this covenant not to compete, it being the intent of the parties to comply in all respects with the provisions of Section 16601 of the California Business & Professions Code.

          2.2  Exceptions to Noncompetition by BAC or Affiliates.  The
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restrictions contained in Section 2.1 shall not apply to the Base Businesses described in subsections (a), (b), and (c) of this Section 2.2:

          (a) Subject to subsections (b), (c) and (d) of this Section 2.2, the independent pursuit and acquisition (as opposed to the de novo commencement) by BAC or any Affiliate of a Base Business.

          (b) Any corporation, limited liability company, partnership or other entity (or all or substantially all of the assets of such entity) conducting a Base Business acquired directly or indirectly by BAC or an Affiliate (an "Acquired Base Business") that has annual net merchant fee revenue of less than 10% of BAMSI's annual net merchant fee revenue. For purposes of the preceding sentence, such annual net merchant fee revenue shall be determined with reference to the fiscal year of each such entity most recently ended. If such an Acquired Base Business with annual net merchant fee revenue of less than 10% of BAMSI's annual net merchant fee revenue shall experience net revenue growth such that its annual net merchant fee revenue shall equal or exceed 10% of BAMSI's annual net merchant fee revenue for any year, then BAC shall cause such Acquired Base Business to be offered to BAMSI for purchase at Fair Market Value. If any such Acquired Base Business shall be combined with or a part of a corporation, limited liability company, partnership or other entity conducting a business other than a Base Business, then BAC shall be obligated only to offer the portion of such business which conducts the Base Business to BAMSI. Any such offer shall be made to BAMSI no later than the end of the first fiscal quarter of the year immediately following the first fiscal year for which the determination of such annual net merchant fee revenue shall have been made, and BAMSI shall exercise its right to acquire such Acquired Base Business within three months after being so offered such business or BAC or any Affiliate shall thereafter be free to conduct such business irrespective of the terms and provisions of this Agreement. The determination of BAMSI to acquire or not acquire any such Acquired Base Business shall be made by the BAMSI Independent Directors.

          (c) Any other Acquired Base Business not covered by subsection (b) where BAMSI has been offered by BAC or an Affiliate the right to acquire such Acquired Base Business at Fair Market Value and the BAMSI Independent Directors shall not have determined that BAMSI shall so acquire such business. BAMSI shall be offered the right to

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so acquire such Acquired Base Business within six months after the acquisition thereof by BAC or an Affiliate and the BAMSI Independent Directors must determine that BAMSI shall exercise such right to acquire such business within three months after being so offered such business or BAC or any Affiliate shall thereafter be free to continue to conduct such business irrespective of the provisions of this Agreement.

          (d) Notwithstanding the foregoing provisions of this Section 2.2, BAC agrees that, during the term of this Agreement, it shall not, and that it shall cause its Affiliates to not, acquire any corporation, limited liability company, partnership or other entity (or all or substantially all of the assets of any such entity) conducting a Base Business, where (i) the Base Business of such entity is conducted primarily in the United States or an Additional Asian Country and (ii) the Base Business of such entity, for the fiscal year of such entity most recently ended, generated more than 66 2/3% of the total revenues of such entity determined on a consolidated basis; provided, however, that the foregoing provisions of this subsection (d) shall not be deemed to prevent any merger, consolidation, joint venture, partnership or other business combination between BAMSI (or any subsidiary thereof) and any other such entity or the acquisition of the assets of any such other entity by BAMSI.

          2.3  Allocation of Corporate Opportunities.  As
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to any corporate opportunity outside the scope of the Base Business which may be presented to BAMSI or BAC or any Affiliate and which could reasonably be expected to be related to the Base Business, BAC shall be entitled to determine the allocation thereof based upon its evaluation of the best interests of the BAC stockholders under the circumstances.

          2.4  BAC Determination Binding.  The good faith determination of BAC
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as to the scope of the Base Business or the applicability of any of the exceptions provided for in Section 2.2 or the allocation of any corporate opportunities by BAC pursuant to Section 2.3, shall be conclusive and binding for all purposes.


                        ARTICLE 3 - TERM AND TERMINATION

          3.1  Term.  The term of this Agreement shall commence on the
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Effective Date and shall continue for five years thereafter, unless terminated earlier pursuant to Section 3.2 or extended by the mutual agreement of the parties.

          3.2  Termination.  BAC shall have the right to terminate this
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Agreement upon the occurrence of any of the following events:

          (a) A material breach of this Agreement by BAMSI or any of its Affiliates that is not cured within 30 days after receipt of written notice of such breach from BAC; or

          (b) A material breach of the License Agreement or the Marketing Agreement by BAMSI which is not cured within 30 days after receipt of written notice from BAC; or

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          (c)  BAC and its Affiliates beneficially own shares representing less than a majority of the voting power of the outstanding common stock of BAMSI.


                       ARTICLE 4 - RESOLUTION OF DISPUTES

          4.1  Arbitration.  Any dispute, controversy or claim between the Bank
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and BAMSI arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, will be resolved by arbitration conducted in San Francisco, California under the auspices and according to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement.


                      ARTICLE 5 - MISCELLANEOUS PROVISIONS

          5.1  Governing Law.  This Agreement shall be governed by and construed
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under the laws of the State of California without regard to principles of conflicts of laws.

          5.2  Notices.  Any notice permitted or required by this Agreement
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shall be deemed given when sent by personal service, by certified or registered mail return receipt requested, postage prepaid, by facsimile transmission or by overnight delivery by a nationally recognized courier and addressed as follows: if to BAC, BankAmerica Corporation, 555 California Street, San Francisco, CA 94104, attention: Corporate Secretary #3018, with a copy to BankAmerica Corporation, 555 California Street, 8th Floor, San Francisco, CA 94104, attention: General Counsel #3017; and if to BAMSI, to BA Merchant Services, Inc., One South Van Ness, 5th Floor, San Francisco, California 94103, attention:
General Counsel #3710. Actual receipt of notice or other communication shall overcome any deficiency in manner of delivery thereof.

          5.3  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which, when executed by both parties to this Agreement, shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument.

          5.4  Entire Agreement.  This Agreement constitutes the entire
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agreement of the parties with respect to its subject matter, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties.

          5.5  Amendments.  This Agreement may be changed, amended, modified, or
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rescinded only by an instrument in writing signed by the party against which enforcement of such change, amendment, modification or rescission is sought.

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          5.6  Waivers.  The provisions of this Agreement may be waived only by
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a written instrument executed by the party so waiving.  Except as expressly set forth the failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or breach of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other condition or of the breach of any other provision of this Agreement.

          5.7  Relationship.  Nothing in this Agreement shall be deemed to
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create a partnership, joint venture or agency relationship between the parties.
Both parties are independent contractors and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever.

          5.8  Successors and Assigns.  This Agreement shall bind and inure to
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the benefit of the parties and their respective successors and assigns, except that no obligation under this Agreement may be delegated, nor may any rights under this Agreement be assigned by either party, without the prior written consent of the other party, except by operation of law. Any such purported assignment of this Agreement by either party without the prior written consent of the other party shall be void and without effect. Except as expressly provided in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                BANKAMERICA CORPORATION



                                By:    /s/ Barry L. Pyle
                                     ---------------------------
                                            Barry L. Pyle
                                        Senior Vice President


                                BA MERCHANT SERVICES, INC.



                                By:   /s/ Sharif M. Bayyari
                                    ----------------------------
                                         Sharif M. Bayyari
                                             President

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